                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--216 (Michigan Insured, New Jersey Insured, New York and Virginia Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-09625 of our opinion dated October 21, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 1, 1999